                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)

           FLORIDA                                        65-0510339
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         2000 WEST COMMERCIAL BOULEVARD
                                    SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 958-3900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CYBERGUARD CORPORATION
             SECOND AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                  Michael Matte
                           Chief Financial Officer and
                            Vice President of Finance
                             CyberGuard Corporation
                    2000 West Commercial Boulevard, Suite 200
                         Fort Lauderdale, Florida 33309
                                 (954) 958-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
============================= ==================== =================== =================== ===================
                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE         AMOUNT TO       OFFERING PRICE PER      AGGREGATE           AMOUNT OF
         REGISTERED             BE REGISTERED(1)        SHARE(2)         OFFERING PRICE     REGISTRATION FEE
----------------------------- -------------------- ------------------- ------------------- -------------------
Common Stock,
     $.01 par value                2,500,000             $1.475              $3,687,500         $921.87
============================= ==================== =================== =================== ===================

(1) The Common Stock being registered relates to stock option grants to be undertaken in the future pursuant to the terms of the Second Amended and Restated Employee Stock Option Plan, with option exercise prices to be determined. This Registration Statement also covers any additional shares that may hereafter become exercisable as a result of the adjustment provisions in the Plan or the agreements pursuant to which such shares are issued.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low price of the Common Stock of CyberGuard Corporation on November 14, 2001, as quoted on the Pink Sheets.

                        REGISTRATION OF ADDITIONAL SHARES

         CyberGuard Corporation, a Florida corporation (the "Registrant"), is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") to register 2,500,000 additional shares of Common Stock for issuance and sale under the CyberGuard Corporation Second Amended and Restated Employee Stock Option Plan (the "Plan") pursuant to General Instruction
E. Registration of Additional Securities of Form S-8. The contents of the original Registration Statement on Form S-8 filed in connection with the Plan (Registration No. 333-87347) and a subsequently filed Registration Statement on Form S-8 to register additional shares under the Plan (Registration No. 333-56768) are incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001.

         (2) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended June 30, 2001, filed with the SEC on October 4, 2001.

         (3) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001, filed with the SEC on November 14, 2001.

         (4) The Registrant's Description of Common Stock on Form 10, effective September 1994 (File No. 0-24544)(including all amendments and reports updating such description).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS

    4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

    4.2 Articles of Amendment to the Articles of Incorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed on September 28, 2000).

    4.3 Restated By-laws of the Registrant (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, filed on November 12, 1999).

    4.4 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form S-3 dated May 23, 1996 (File No. 333-04407)).

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

    4.5 Form of Stockholder Rights Plan (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form 10, filed with the SEC on September 29, 1994 (File No. 0-24544)).

    4.6 Form of Share Holding Agreement between Concurrent Computer Corporation and the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-3 dated May 23, 1996 (File No. 333-04407)).

    4.7 Second Amended and Restated Employee Stock Option Plan dated September 4, 1998, as amended through October 16, 2001.

      5       Opinion of Holland & Knight LLP.

   23.1 Consent of Holland & Knight LLP (included as part of Exhibit 5 above).

   23.2       Consent of Grant Thornton LLP

   23.3       Consent of PricewaterhouseCoopers LLP.

     24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 21st day of November, 2001.

                                        CYBERGUARD CORPORATION

                                        /s/  Scott J. Hammack
                                        ----------------------------------------
                                        By: Scott J. Hammack
                                            Chief Executive Officer and Chairman
                                            of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Hammack and Michael Matte, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on November 21, 2001 by the following persons in the capacities indicated below.

                        SIGNATURE                                                    TITLE
                        ---------                                                    -----
                                                             Chief Executive Officer and Chairman of the Board of
/s/ Scott J. Hammack                                                               Directors
-------------------------------------------------------                  (Principal Executive Officer)
Scott J. Hammack


/s/ Michael Matte                                                 Chief Financial Officer and Vice President
-------------------------------------------------------                           Of Finance
Michael Matte                                                            (Principal Financial Officer)

/s/ David L. Manning
-------------------------------------------------------
David L. Manning                                                                   Director

/s/ Richard L. Scott
-------------------------------------------------------
Richard L. Scott                                                                   Director

/s/ William G. Scott
-------------------------------------------------------
William G. Scott                                                                   Director

/s/ John V. Tiberi, Jr.
-------------------------------------------------------
John V. Tiberi, Jr.                                                                Director

/s/ David T. Vandewater
-------------------------------------------------------
David T. Vandewater                                                                Director

                                  EXHIBIT INDEX

 Exhibit
 Number      Exhibit Description
 -------     -------------------

    4.7 Second Amended and Restated Employee Stock Option Plan dated September 4, 1998, as amended through October 16, 2001.

    5         Opinion of Holland & Knight LLP

   23.1 Consent of Holland & Knight LLP (included as part of Exhibit 5 above).

   23.2       Consent of Grant Thornton LLP

   23.3       Consent of PricewaterhouseCoopers LLP

   24 Powers of Attorney (included as part of the Signature Page of this Registration Statement).


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